                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                December 22, 2005


                          EASYLINK SERVICES CORPORATION
                          -----------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                      000-26371              13-3787073
(State or other jurisdiction     (Commission File Number)    (I.R.S. Employer
      of incorporation)                                      Identification No.)

                              33 Knightsbridge Road
                              Piscataway, NJ 08854
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (732) 652-3500

                                       N/A
                                       ---
           Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01.  Entry into a Material Definitive Agreement.

On December 22, 2005, the Board of Directors (the "Board") of EasyLink Services Corporation (the "Company"), upon the recommendation of the Board's Compensation Committee, approved the acceleration of the vesting of all currently outstanding stock options granted under the Company's stock option plans held by current employees and officers (but excluding non-employee directors) that were both unvested and "out-of-the-money" as of the close of trading on December 22, 2005.

As a result of the decision to accelerate vesting, options to purchase approximately 1.2 million shares of the Company's Class A common stock, representing approximately 24% of total options outstanding as of December 22, 2005, which would have vested from time to time over the next one to four years, became immediately exercisable. The number of shares, exercise prices, and remaining terms of the options subject to the acceleration remain unchanged.

The accelerated options include a total of approximately 0.9 million options held by the Company's executive officers as follows:

                                                                              Number of Options Subject to
Name                             Title                                        Acceleration of Vesting
----                             -----                                        ----------------------------

Thomas Murawski                  Chairman, President and                      468,437
                                 Chief Executive Officer
Gary MacPhee                     Executive Vice President,                    179,062
                                 Transaction Management Services
Richard Gooding                  Executive Vice President,                    123,750
                                 Transaction Delivery Services
Michael Doyle                    Vice President and Chief Financial           105,312
                                 Officer
David Ambrosia                   Executive Vice President and                  54,437
                                 General Counsel

Based on the Company's closing stock price of $0.92 per share on December 22, 2005, all of the accelerated options have exercise prices above the closing stock price on that date. The accelerated options have exercise prices ranging from $0.96 to $4.80 per share. The weighted average exercise price of all options subject to accelerated vesting is approximately $1.24.

The primary purpose of the accelerated vesting of these options is to eliminate the compensation expense that the Company would otherwise recognize in its consolidated statement of operations in future periods upon the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R generally will require that all share-based payments to employees, officers and directors, including grants of stock options, be recognized as compensation expense in the Company's consolidated financial statements based on their fair values. SFAS 123R is expected to become effective for the Company on January 1, 2006. The Compensation Committee and the Board also considered that, because the options to be accelerated have exercise prices in excess of the current market value of the Company's Class A common stock, the options may have limited economic value and may not achieve their original objective of incentive compensation and employee retention.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2005


                          EASYLINK SERVICES CORPORATION


                          By: s/Thomas Murawski
                              ----------------------------------------
                              Thomas Murawski, Chairman, President and
                              Chief Executive Officer
















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